EXHIBIT 32.2
Accompanying Certificate
Pursuant to Rule 13a – 14 (b) or Rule 15d – 14 (b)
and 18 U.S.C Section 1350
Not Filed Pursuant to the Securities Exchange Act of 1934
          The undersigned Chief Financial Officer of Harvest Natural Resources, Inc. (the “Company”) does hereby certify as follows:
          This report on Form 10-Q of Harvest Natural Resources, Inc. for the period ended June 30, 2009 and filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 4, 2009	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Vice President - Finance, Chief Financial Officer and Treasurer